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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 1, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Advanced Magnetic Inc.'s Annual Report on Form 10-K for the year ended September 30, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

Boston, MA
May 16, 2007

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  Exhibit 23.1